UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2017

ADVERUM BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adverum Biotechnologies, Inc. (the “Company”) announced today that Athena Countouriotis, M.D. has been appointed the Company’s senior vice president, chief medical officer, effective June 19, 2017 (the “Commencement Date”).

Dr. Countouriotis served as senior vice president, chief medical officer of Halozyme Therapeutics, a biotechnology company, from January 2015 to May 2017. From February 2012 to January 2015, Dr. Countouriotis served as chief medical officer at Ambit Biosciences Corporation, a pharmaceutical company, which was acquired by Daiichi Sankyo in November 2014. Previously, Dr. Countouriotis worked within Pfizer and Bristol-Myers Squibb in various leading clinical development roles for Sutent, Mylotarg, Bosulif and Sprycel. Dr. Countouriotis received a B.S. from the University of California, Los Angeles, and an M.D. at Tufts University School of Medicine. She received her initial training in pediatrics at the University of California, Los Angeles, and additional training at the Fred Hutchinson Cancer Research Center in the Pediatric Hematology/Oncology Program.

There are no family relationships between Dr. Countouriotis and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Dr. Countouriotis and any other persons pursuant to which she was selected as senior vice president, chief medical officer. Dr. Countouriotis has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as senior vice president, chief medical officer of the Company, Dr. Countouriotis and the Company have entered into an at-will employment agreement dated June 15, 2017 (the “Offer Letter”). Under the terms of the Offer Letter, Dr. Countouriotis will receive an annual base salary of $460,000 and will be eligible for an annual target bonus equal to 40% of her base salary earned during the bonus year based on the attainment of certain individual and corporate performance objectives to be determined by the Company’s management each year.

In addition, pursuant to the terms of the Offer Letter, on the Commencement Date the Company will grant Dr. Countouriotis a stock option to purchase 213,000 shares of the Company’s common stock (the “Option”) and a restricted stock unit award that may be settled for 150,000 shares of the Company’s common stock (the “RSU Award”), in each case pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) and not pursuant to the Company’s 2014 Equity Incentive Award Plan or any equity incentive plan of the Company, as an inducement that is material to Dr. Countouriotis in connection with her employment with the Company. The Option will have a per share exercise price equal to the closing sales price of the Company’s common stock on NASDAQ on the Commencement Date. The Option will vest as to 25% of the total shares subject to the Option on the first anniversary of the Commencement Date, and as to 1/48 of the total shares subject to the Option each month thereafter, so that the Option will be fully vested and exercisable as of the fourth anniversary of the Commencement Date. The RSU Award will vest as to 25% of the total shares subject to the RSU Award on each yearly anniversary of the Commencement Date, so that all shares subject to the RSU Award will be fully vested and released as of the fourth anniversary of the Commencement Date.

The Company will also enter into its standard proprietary information and invention assignment agreement with Dr. Countouriotis.

Concurrently with the execution of the Offer Letter, the Company and Dr. Countouriotis entered into a Change in Control and Severance Agreement (the “Severance Agreement”), to take effect as of the Commencement Date. Pursuant to the Severance Agreement, in the event of a termination without Cause or a Constructive Termination (each as defined in the Severance Agreement) more than three months prior to a Change in Control (as defined in the Severance Agreement) or more than twelve months after a Change in Control, Dr. Countouriotis will be entitled to (i) nine months of base salary and (ii) up to nine months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a Change in Control and ending twelve months following a Change in Control, Dr. Countouriotis will be entitled to (i) an amount equal to the sum of (x) twelve months of base salary and (y) the target annual bonus for the year in which such termination occurs, payable in a lump sum, (ii) up to 12 months of continued healthcare coverage and (iii) the accelerated vesting of all of her outstanding equity awards. The benefits described above are conditioned upon Dr. Countouriotis executing and not revoking a release of claims against the Company.

The foregoing descriptions of the Offer Letter and Severance Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed hereto, respectively, as Exhibits 10.1 and 10.2.

Item 7.01	Regulation FD Disclosure

On June 20, 2017, the Company issued a press release (the “Press Release”) announcing the appointment of Dr. Countouriotis as the Company’s senior vice president, chief medical officer. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated June 15, 2017, by and between Adverum Biotechnologies, Inc. and Athena Countouriotis, M.D.

10.2	Change in Control and Severance Agreement, dated June 15, 2017, by and between Adverum Biotechnologies, Inc. and Athena Countouriotis, M.D.

99.1	Press Release, dated June 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2017	ADVERUM BIOTECHNOLOGIES, INC.

	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated June 15, 2017, by and between Adverum Biotechnologies, Inc. and Athena Countouriotis, M.D.

10.2	Change in Control and Severance Agreement, dated June 15, 2017, by and between Adverum Biotechnologies, Inc. and Athena Countouriotis, M.D.

99.1	Press Release, dated June 20, 2017.